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                                 L E A S E
1.       Premises. H.O.S. Partnership, (Hereinafter called Landlord)
hereby leases to Hawaiian Vintage Chocolate Company,   (hereinafter called
Tenant) the subject premises which are owned by Landlord, described as a 2,000 square foot retail space at 1505 N. Veterans Parkway, Unit B, Bloomington, McLean County, State of Illinois.

2. Useof Premises. Tenant shall use and occupy the premises for full chocolatier Dessert shop featuring Hawaiian Vintage Chocolate products, Hawaiian Vintage Estate Coffee and Espresso, Hawaiian Vintage cakes/pastries /baked goods, ice creams, shakes and smoothies, assorted treats, gift baskets, and pre-packaged gift items and accessories and for other such purposes as are usual in connection therewith and for any other lawful purpose. Tenant's use of the premises shall not violate any ordinance, law or regulations of any governmental body, or the reasonable rules and regulations of Landlord herein provided for. All signs and the location thereof shall be approved in advance by Landlord.

3.       Term.         The term of the Lease shall commence upon the
issuance of a certificate of occupancy permit and shall end seven years after. Hawaiian Vintage may terminate the Lease at any time after second year anniversary with three months notice and a penalty consisting of 50% of the non-amortized improvements provided by Landlord per final agreement and three months rent at the then current rental rate.

4. Rent. Tenant agrees and covenants to pay the Landlord based on the following schedule:
         Year 1   @$39,700.00 per year Or $19.85 psf($3,308.33 per month)
         Year 2   @$41,700.00 per year Or $20.85 psf($3,475.00 per month)
         Year 3-4 @$43,700.00 per year Or $21.85 psf($3,641.67 per month)
         Year 5-7 @$45,700.00 per year Or $22.85 psf($3,808.33 per month)
Tenant shall pay the sum of $3,308.33 upon signing this agreement for the first month's rent. Thereafter, rent shall be paid to Landlord on the first day of each month. Tenant shall pay a late charge of $150.00 for any rent payment not received by Landlord within fourteen (14) days after said payment is due.

5.       Responsibility for Services.        Tenant shall pay actual
prorata expenses for real estate taxes, insurance on the land and the building, and common area maintenance. Tenant shall maintain the interior of the building (including replacement of furnace filter, light bulbs, ballast's, plumbing service calls and fire extinguisher). Tenant shall keep the interior of the building clean and in good repair. Landlord shall maintain the exterior of the building. Landlord shall be solely responsible for snow removal and lawn maintenance. Tenant shall be responsible for own garbage/waste removal. Tenant shall pay all utilities. However, expenses relating to snow removal and lawn maintenance are part of common area maintenance charges payable by Tenant.

         Landlord shall not be liable to anyone for interruption in or cessation of any service rendered to the premises or building or agreed to by the terms of this Lease, due to any accident, making of repairs, alterations or improvements, labor difficulties, trouble in obtaining fuel, or supplies from the sources from which they are usually obtained for said building, or any cause beyond the Landlord's control if such interruption or cessation shall be for less than ten (10) consecutive days. If such


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interruption or cessation shall be for more than ten (10) consecutive days,
Tenant may abate all the rent after the first ten (10) days and other obligations of the Tenant under this Lease until such time as that service returns to normal, but if such cessation shall continue past thirty (30) days, then Tenant shall have the option to terminate this lease by written notice thereof to Landlord. If the building services are interrupted by power, fire, gas or tornado, or any other cause, Tenant agrees to pay rent for ten (10) days maximum while services are interrupted.

6.       Tenant's Care.
A. Tenant will take good care of the premises and the fixtures and appurtenances therein, and will suffer no active or permissive waste or injury thereof. Tenant shall at Tenant's expense but under the direction of the Landlord, promptly repair any damage to the premises caused by the negligence of Tenant, or by persons permitted on the premises by Tenant, or by Tenant moving in or out of the premises. Tenant shall be allowed to remove Tenants trade fixtures and equipment, subject to the repair of any damage caused by such removal.
B. Tenant will not, without Landlord's prior written consent, which consent may not be unreasonably withheld, make any structural change or other alterations, additions or improvements that cost $10,000 or more in or about the premises, and will not do anything to or on the premises which will increase the rate of fire insurance on the building. All alterations, additions or improvements of a permanent nature made or installed by Tenant to the premises shall become the property of Landlord at the expiration of this Lease.
C. No later than the last day of the term, Tenant will remove all Tenant's personal property and repair all injury done by or in connection with installation or removal of said property, and surrender the premises (together with all keys to the premises) in as good a condition as they were at the beginning of the term, reasonable wear and tear and damage by fire, the elements or other casualty excepted.
D. In doing any work related to the installation of Tenant's furnishings, fixtures, or equipment in the premises, Tenant may use contractors or workmen of his choice. Tenant shall promptly remove any lien for material or labor claimed against the premises by such contractors for workmen if such claim should arise, and hereby indemnifies and holds Landlord harmless from any and all cost, expenses or liability incurred by Landlord as a result of such liens.
E. Tenant agrees that all personal property brought into the premises by Tenant, its employees, licensees, and invitees shall be at the sole risk of Tenant and Landlord shall not be liable for theft thereof or of money deposited therein for any damage thereto, such theft or damage being the sole responsibility of Tenant unless caused by the negligence of Landlord, his agents, employees or assigns.

7. Access. Landlord may enter the premises during normal business hours upon reasonable notice during the last nine (9) months of this Lease to exhibit the premises. Landlord may enter the premises during normal business hours to inspect the premises, upon reasonable notice.

8.       Indemnity.      Tenant shall indemnify, pay and save harmless
Landlord from all liability, damage, reasonable expense, cost of actions, suits, reasonable legal fees, claims and/or judgments arising from injury to person or property upon the premises, unless caused by Landlord's negligence or the negligence of Landlord's agents, employees or assigns.

9. Insurance. Landlord shall provide all risk fire and extended coverage and liability insurance upon the leased premises, with coverage in limits of at least $450,000.00 for the building, said amount to increase every third year by at least ten percent (10%) (see Paragraph 5).


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Tenant shall provide liability insurance in the amount of $500,000 for property damage and $1,000,000 in liability.

10. Waiver of Subrogation. Provided and so long as the following provisions of the paragraph do not result in the invalidation or cancellation of the fire and extended coverage or additional perils insurance policies on the premises constituting a part of the building or do not constitute a defense to any claim for loss under said policies, Landlord and Tenant agree to and do hereby waive all rights of recovery and causes of action against Tenant and Landlord respectively, and their officers, employees, servants, agents, and all parties claiming through or under the Lease, for any damage to or destruction of the premises caused by any of the perils embraced within fire and extended coverage and additional perils insurance policy of Landlord and/or Tenant respectively, notwithstanding the fact that said damage shall be due to the negligence of any or all of the parties in whose favor this Agreement operates.

11. Destruction of Premises. If the premises are partially or totally damaged or destroyed by fire, other casualty or any other cause whatsoever, Tenant shall give immediate notice thereof to Landlord.
         Within fifteen (15) days of the date of such damage or destruction, Landlord shall advise Tenant whether or not it intends to rebuild and when such rebuilding or repairing shall be completed.
If the premises or the building of which the premises are a part are totally destroyed or so damaged by fire, other casualty, or any other cause whatsoever (except condemnation) that the premises are substantially untenable and that rebuilding or repairing cannot be completed within one hundred twenty (120) days from the date of the occurrence of such damage or destruction, then Tenant may terminate this Lease and the rent and any portion of the Lease term, effective as of the date of the damage or destruction.

          If the leased premises are damaged by fire, other casualty, or any other cause whatsoever (except condemnation), but not to such an extent that rebuilding or repairs cannot be completed within one hundred twenty (120) days from the date of the occurrence of such damage, then this Lease shall not terminate. Landlord shall, at Landlord's cost, utilizing its best efforts and due speed and diligence, proceed to build, rebuild, or repair the damaged premises or building to substantially the same condition in which the premises or building existed prior to such damage. Tenant's rent charges shall be reduced by an amount proportionate to the area of the subject premises which is unusable during the period of repair.

12. Eminent Domain. If the entire premises shall be taken, leased, or condemned (either temporarily or permanently) for public purposes, or in the event Landlord shall convey or lease the property to any public authority in settlement of a threat of condemnation or taking, the rent shall be adjusted to the date of such taking or leasing or conveyance, and this Lease shall thereupon terminate. If only a portion of the premises shall be taken, leased, or condemned, and as a result of such partial taking, Tenant is reasonably able to use the remainder of the premises for its intended purposes, then this Lease shall not terminate but, effective as of the date of such taking, leasing or condemnation, the rent and any other charges shall be abated in an amount thereof proportionate to the area of the premises so taken, leased, or condemned. If, following such partial taking, Tenant shall not be reasonably able to use the remainder of the premises for its intended purposes, then this Lease shall terminate as if the entire premises had been taken, leased or condemned.

13. Default by Tenant. Each of the following shall be deemed a default by Tenant under this Lease and a breach thereof:


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         A.       Rent.  Failure of Tenant to make any rental payment
with fifteen (15) days after receipt of written notice that same is due.
         B. Other Obligations. Failure of Tenant to comply with any term or condition or fulfill any obligation of this lease (other than payment of rent or other charges) within thirty (30) days after written notice by Landlord specifying the nature of the default with reasonable particularity. If the default is of such a nature that it cannot be completely remedied within the 30 day period, this provision shall be complied with and Tenant shall not be in default if Tenant commences correction or cure of the default within the 30 day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable.
         C. Bankruptcy. The filing of a petition by or against Tenant for adjudication under the Bankruptcy Act, as now or hereafter amended or supplemented, or for reorganization or for arrangement within the meaning of Chapter XI of the Bankruptcy Act, or the commencement of any action or proceeding for the dissolution or liquidation of Tenant, whether instituted by or against Tenant, provided that no such filing or proceeding instituted by a third party shall be regarded as a default hereunder if Tenant shall cause the same to be dismissed within thirty (30) days after filing.
         D.       Assignment for Benefit of Creditors.  The making by
Tenant of an assignment for the benefit of creditors.
         E. Taking on Execution. The taking of the leasehold created by thisLease on execution or by other process of law.

14. Remedies of Landlord upon Default of Tenant. In the event of a default by Tenant as specified in the preceding paragraph, Landlord may enter upon the premises and again have, repossess and enjoy the premises as if the Lease had never been executed in accordance with State and local law. If Landlord so enters the premises, the Lease and all covenants therein contained shall cease, without prejudice to the right of the Landlord to recover from the Tenant for all damages the Landlord is entitled to receive for breach of this Lease. Landlord will do everything possible to re-rent the building and cut the costs of the tenant.

15. Default by Landlord. If Landlord defaults in the performance of any term, covenant or condition required to be performed by it under this Lease, Tenant, after not less than thirty (30) days written notice to Landlord to remedy said default and if Landlord has failed to do so, then and in that event Tenant may terminate this Lease or remedy such default by any necessary action and in connection with such remedy may pay expenses and employ counsel. All sums expended or obligations incurred by Tenant in connection with the remedy or such default of Landlord shall be paid by Landlord to Tenant on demand and on failure of such reimbursement.

16. Subordination and Attornment. Tenant agrees at the request of Landlord to subordinate this Lease to any mortgage placed upon the premises by Landlord provided that the holder of such mortgage enters into an agreement with Tenant by the terms of which such holder agrees not to disturb the Tenant in its possession of the premises, so long as Tenant continues to perform its obligations hereunder, and, in the event of acquisition of title by said holder through foreclosure proceedings or otherwise, to accept Tenant as Tenant of the premises under the terms and conditions of this Lease and to perform Landlord's obligations hereunder (but only while owner of the premises). Tenant agrees to recognize such holder or any other person acquiring title to the premises as Landlord. Landlord and Tenant agree to execute and deliver any appropriate instruments necessary to carry out the foregoing provision.

17. Assignment and Subletting. Tenant may not, without the prior written consent of Landlord, assign this Lease or any interest thereunder, or sublet the premises or any part thereof, or permit the use of


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the premises by any party other than Tenant.  Landlord shall not unreasonably withhold said consent. Consent by Landlord to one assignment or sublease shall not destroy or waive this provision, and all later assignments and sublease shall likewise be made only upon prior written consent of Landlord. Subleasees or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder without relieving Tenant's liability to Landlord therefor. In the event Tenant notifies Landlord of Tenant's intent to sublease or assign this Lease, Landlord shall within thirty (30) days from receiving such notice in writing (1) consent to such proposed subletting or assignment, or (2) refuse such consent.

18.      Remedies Cumulative.  The rights given to Landlord or
Tenant herein are in addition to any rights that may be given to Landlord or Tenant by any statute or under law.

19.      Holding Over.  If Tenant remains in possession after
expiration of the term, with Landlord's acquiescence and without any written agreement between the parties, Tenant shall be a tenant at will and such tenancy shall be subject to all the provisions hereof, except that the monthly rental shall be as negotiated for the entire holdover period and
there shall be no renewal of this Lease by  operation  of  law.   Nothing  in
this paragraph shall be construed as a consent by Landlord to the possession of the premises by Tenant after the expiration of the term.

20. Entire Agreement - No Waiver. This Lease and the exhibits attached to and made a part of this Lease contain the entire agreement of the parties and no representations, inducements, promises or agreement, oral or otherwise, between the parties not embodied herein, shall be of any force or effect. The failure of either party to insist in any instance on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This Lease cannot be changed or terminated orally.

21. Headings. The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

22. Notices. Any notice by either party to the other shall be valid only if in writing and shall be deemed to be duly given only if delivered personally or sent by registered or certified mail, return receipt requested, addressed (1) if to Tenant at 4614 Kilaueu Avenue Suite 435, Honolulu, HI, 96816, and (2) if to Landlord at 405 N. Hershey Road, Bloomington, IL, 61704, or at such other address that either party may designate by notice. Notice shall be deemed given, if delivered personally, upon delivery; and if mailed, upon the mailing.

23. Heirs and Assigns. The provisions of this Lease shall bind and inure to the benefit of the Landlord and Tenant, and their respective successors, heirs, legal representatives and assigns.

24.      Time of Essence.  Time is of the essence in this Agreement.

25. Severability. If any provision of this Lease or its application to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.



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26.      Quiet Enjoyment.  Landlord covenants that, upon the payment of the rent herein provided and the performance by Tenant of all covenants herein, Tenant shall have and hold the premises, free from any interference from Landlord except as otherwise provided.

27. Hazardous Substances. Tenant shall not cause or permit any Hazardous Substance to be used, stored, generated, or disposed of on, under, in, or about the Premises by Tenant, Tenant's agents, employees, contractors, or invitees without first obtaining Landlord's written consent (which consent may be given or withheld in landlord's sole discretion). If Hazardous Substances are used, stored, generated, or disposed of on, under, in, or about the Premises, or if the Premises becomes contaminated in any manner, Tenant shall reimburse, defend, indemnify and hold harmless the Landlord (and its agents and employees) from and against any and all claims, damages, fines, judgments, penalties, costs, liabilities, expenses, or losses (including, without limitation, a decrease in value of the premises or the land or building of which they are a part, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorneys' fees, consultant, and expert fees) arising during or after the Lease Term and arising as a result of any use, storage, generation or disposal of any Hazardous Substance or any such contamination by Tenant.
This indemnification includes, without limitation, any and all costs incurred because of any required or necessary investigation of the site, or any cleanup, detoxification, removal, or restoration whether voluntary or mandated by a federal, state, or local agency or political subdivision. If the Tenant causes or permits the presence of any Hazardous Substance on the Premises that results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to the presence of any such Hazardous Substance on the Premises. Tenant shall first obtain Landlord's approval for any such remedial action.

          As used herein, "Hazardous Substance" means any substance that is toxic, radioactive, explosive, ignitable, reactive, or corrosive regardless whether same is regulated by any local government, the State of Illinois, or the United States Government. "Hazardous Substance" includes, but is not limited to any toxic or hazardous substance and any and all material or substances that are defined as "hazardous waste," "extremely hazardous waste," or a "hazardous substance" pursuant to state, federal, or local governmental law. "Hazardous Substance" includes but is not restricted to asbestos, polychlorobiphenyls ("PCBs"), petroleum and petroleum products.

28. Attorney's Fees. In the event of employment by an attorney by either party because of the violation of any term or provision of the Lease by the other, the party determined to be in default hereunder shall pay the reasonable attorney's fees and costs of the other.

29. Tenant Finish. Landlord shall provide a white box finish consisting of finished ceiling, flooring, exterior walls painted, two restrooms, a mechanical room, a janitorial closet, standard heat, air conditioning and lights. Additionally, Landlord shall contribute $20.00 per square foot ($40,000) to Hawaiian Vintage Chocolate for finishing the space. Construction shall be completed on or before February 3, 2000.

30. Parking. Tenant shall be allocated eight unassigned spaces on the premises. Any spaces used by Tenant that exceed eight shall be towed.



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                IN WITNESS WHEREOF, Landlord and Tenant have executed this
Agreement as a sealed instrument as of the date set out below and represent that their respective signatory whose signature appears below was taken and is on the date of the Agreement duly authorized by all necessary and appropriate corporate action to execute this Agreement.


Date:  1/24/2000
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LANDLORD:                                 TENANT:


/s/  LARRY HUNDMAN                        /s/ JAMES WALSH
______________________________            ___________________________________
H.O.S. Partnership                        Hawaiian Vintage Chocolate Company